Exhibit 99.1

PRESS RELEASE

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
jcrane@crossroads.com	mhood@crossroads.com

512.928.6897  512.928.7330

Press Contact:

Matthew Zintel

Zintel Public Relations

matthew.zintel@zintelpr.com

281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Reports Fiscal First Quarter 2015 Financial Results

AUSTIN, Texas – March 5, 2015 – Crossroads Systems, Inc. (NASDAQ: CRDS), a global provider of data storage solutions, reported financial results for its fiscal first quarter ended January 31, 2015.

Revenue for fiscal Q1 2015 was $2.2 million, compared to $4.1 million in the same quarter a year ago. The decrease is primarily attributable to a $0.6 million decrease in custom development revenue as well as an expected decrease from our OEM SPHiNX product. Gross profit for fiscal Q1 2015 was $1.6 million, or 73 percent of total revenue, compared to $3.5 million or 85 percent of total revenue in the same quarter a year ago. The decrease is due to a change in the mix of products sold during the quarter.

Operating expenses for fiscal Q1 2015 decreased nine percent to $3.6 million, compared to $3.9 million in the same period a year ago.

Net loss available to common stockholders was $(2.4) million or $(0.15) loss per share, compared to a net loss available to common stockholders of $(3.5) million or $(0.28) loss per share in the same quarter a year ago.

At January 31, 2015, cash, cash equivalents, and restricted cash totaled $8.4 million compared to $4.9 million in the previous quarter.

Management Commentary

Richard K. Coleman, Jr., President and CEO at Crossroads Systems, said, “Crossroads continues to take the actions necessary to maximize the value of our product and intellectual property assets. We made significant progress this quarter by delivering a rich set of product enhancements and strengthening our balance sheet. While we can’t predict the timing of the ultimate payoff from our intellectual property monetization efforts, we’re well down the path and confident of our strategy as well as the strength of our legal position.”

Conference Call Information

Crossroads will hold a conference call on Thursday, March 5, 2015 at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss the financial results. President and CEO Richard K. Coleman, Jr., CFO Jennifer Crane, and EVP Mark Hood will host the call. A question and answer session will follow management's presentation.

Date: Thursday, March 5, 2015

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

Dial-In Number: (888) 572-7033

International: (719) 785-1765

Conference ID: 3916237

To access the live or recorded webcast, visit:

http://edge.media-server.com/m/p/ipsaxfuk

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. For those unable to listen to the live call, a webcast replay of the call will be available the day after the call in the Investor Relations Events & Presentations section of the Crossroads website.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data storage solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements
This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, among others, relating to our ability to implement our business strategy, including the transition from a hardware storage company to a software solutions and services provider, our ability to expand our distribution channels, our ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in our distribution channels and of our strategic alliances, the potential market for our data storage products, changes in the fair value of our derivative instruments and our ability to achieve or maintain profitability, our future capital needs, and our plans, objectives, expectations and intentions. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "goal", "should", "would", "project", "plan", "predict", "intend", "target" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, expected liquidity or achievements to differ materially from those projected in, or implied by, these forward-looking statements. Factors that may cause such a difference include, without limitation, uncertainties relating to product development and commercialization, uncertain market acceptance of our products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, our need for additional capital and the availability and terms of any such financing or capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be consistent with these forward-looking statements. For more information about the risks and uncertainties that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended October 31, 2014 and quarterly reports on Form 10-Q, which can be accessed through the SEC’s website or by clicking “SEC Filings” on the Company’s Investor Relations website at http://investors.crossroads.com. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

©2015 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.

*Tables Attached*

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	January 31,	October 31,
ASSETS	2015	2014
	(unaudited)
Current assets:
Cash and cash equivalents	$8,172	$4,676
Restricted cash	270	270

Total cash, cash equivalents and restricted cash	8,442	4,946

Accounts receivable, net of allowance for doubtful
accounts of $124 and $151, respectively	2,207	2,252
Inventory	494	357
Prepaid expenses and other current assets	526	798

Total current assets	11,669	8,353

Property and equipment, net	356	440
Other assets	70	63

Total assets	$12,095	$8,856

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,556	$1,443
Accrued expenses	932	1,397
Deferred revenue	1,105	1,032
Current portion of long term debt, net of debt discount	3,285	3,160
Total current liabilities	6,878	7,032

Long term debt, net of debt discount	701	1,651
Other long term liabilities	557	423

Stockholders' equity (deficit):
Common stock, $0.001 par value, 75,000,000 shares authorized,
19,151,407 and 15,831,810 shares issued and outstanding, respectively	19	16
Convertible preferred stock, $0.001 par value, 25,000,000 shares authorized,
3,279,747 and 3,318,197 shares issued and outstanding, respectively	3	3
Additional paid-in capital	232,896	226,208
Accumulated other comprehensive loss	(68)	(60)
Accumulated deficit	(228,891)	(226,417)

Total stockholders' equity (deficit)	3,959	(250)

Total liabilities and stockholders' equity	$12,095	$8,856

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands, Except Share and Per Share Data)

	Three Months Ended
	January 31,
	2015	2014

Revenue:
Product	$862	$1,230
IP license, royalty and other	1,309	2,895

Total revenue	2,171	4,125

Cost of revenue:
Product	282	236
IP license, royalty and other	310	383

Total cost of revenue	592	619

Gross profit	1,579	3,506

Operating expenses:
Sales and marketing	850	1,032
Research and development	1,376	1,531
General and administrative	1,328	1,338

Total operating expenses	3,554	3,901

Loss from operations	(1,975)	(395)

Gain on settlement	-	1,050

Loss before other expenses	(1,975)	655

Other expense:
Interest expense	(128)	(245)
Amortization of debt discount and issuance costs	(221)	(342)
Change in value of derivative liability	-	(3,400)
Other income	19	-

Net loss	$(2,305)	$(3,332)

Dividends attributable to preferred stock	$(84)	$(155)
Net loss available to common stockholders, basic and diluted	$(2,389)	$(3,487)
Net loss per share available to common stockholders,
basic and diluted	$(0.15)	$(0.28)

Weighted average number of common shares
outstanding, basic and diluted	15,938,646	12,368,715

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	January 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(2,305)	$(3,332)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	107	198
Loss (gain) on change in value of derivative liability	-	3,400
Amortization of debt discount	221	341
Stock-based compensation	346	548
Provision for doubtful accounts receivable	(28)	6
Changes in assets and liabilities:
Accounts receivable	41	(707)
Inventory	(137)	(10)
Prepaid expenses and other assets	194	45
Accounts payable	126	(161)
Accrued expenses	(282)	(606)
Deferred revenue	260	213
Net cash used in operating activities	(1,457)	(65)
Cash flows from investing activities:
Purchase of property and equipment	(24)	(9)
Net cash used in investing activities	(24)	(9)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of expenses	6,003	488
Repayment of debt	(987)	(208)
Net cash provided by financing activities	5,016	280

Effect of foreign exchange rate on cash and cash equivalents	(39)	(3)
Change in cash and cash equivalents	3,496	203
Cash and cash equivalents, beginning of period	4,946	7,795
Cash, cash equivalents, and restricted cash end of period	$8,442	$7,998

Supplemental disclosure of cash flow information:

Cash paid for interest	$128	$256
Cash paid for income taxes	$-	$-

Supplemental disclosure of non cash financing activities:
Conversion of preferred stock to common stock	$58	$674
Common stock dividends issued to preferred shareholders	$169	$366
Warrants issued with private placement stock	$1,473	$-
Conversion of derivative liability to equity	$-	$215